UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
December 16, 2014

CIMETRIX INCORPORATED

(Exact name of registrant as specified in its charter)

Commission File No. 000-16454

Nevada	87-0439107
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

6979 South High Tech Drive
Salt Lake City, Utah  84047-3757
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code:  (801) 256-6500

Former name or former address, if changed since last report:  Not Applicable
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Company and Silicon Valley Bank (the “Bank”) entered into a Loan and Security Agreement (“Agreement”), effective as of September 27, 2011. On September 26, 2012, the Company and the Bank entered into a First Amendment to the Loan and Security Agreement. On October 1, 2013, the Company and the Bank entered into a Second Amendment to the Agreement. On September 24, 2014, the Company and the Bank entered into a Third Amendment to the Loan and Security Agreement. On December 16, 2014, the Company and the Bank entered into a Fourth Amendment to the Loan and Security Agreement. The Fourth Amendment extends the maturity date of the Agreement to March 23, 2015 with no other changes.

As of December 16, 2014, the Company had no borrowings against the Facility Agreement and was in compliance with all covenants.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS
Exhibits

99.1	Silicon Valley Bank Second Amendment To Loan and Security Agreement, effective as of December 16, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
December 16, 2014
CIMETRIX INCORPORATED

By: /s/ Robert H. Reback
Robert H. Reback
President and Chief Executive Officer
(Principal Executive Officer)